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                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF CHEVRON CORPORATION*
                              AT DECEMBER 31, 1998

                   NAME OF SUBSIDIARY                       STATE OR COUNTRY
        (REPORTED BY PRINCIPAL AREA OF OPERATION)          IN WHICH ORGANIZED
        -----------------------------------------          ------------------
UNITED STATES
Chevron U.S.A. Inc.                                        Pennsylvania
  Principal Divisions:
     Chevron U.S.A. Production Company
     Chevron Products Company
  Limited Liability Companies:
     Chevron Chemical Company LLC                          Delaware
Chevron Capital U.S.A. Inc.                                Delaware
Chevron Oil Finance Company                                Delaware
Chevron Pipe Line Company                                  Delaware
Huntington Beach Company                                   California
The Pittsburg & Midway Coal Mining Co.                     Missouri
INTERNATIONAL
Bermaco Insurance Company Limited                          Bermuda
Cabinda Gulf Oil Company Limited                           Bermuda
Chevron Asiatic Limited                                    Delaware
Chevron Canada Limited                                     Canada
Chevron Canada Enterprises Limited                         Canada
Chevron Canada Resources                                   Canada
Chevron International Limited                              Liberia
Chevron International Oil Company, Inc.                    Delaware
Chevron Niugini Pty. Limited                               Papua New Guinea
Chevron Overseas Petroleum Inc.                            Delaware
Chevron Standard Limited                                   Delaware
Chevron U.K. Limited                                       United Kingdom
Chevron Transport Corporation                              Liberia
Chevron Nigeria Limited                                    Nigeria
Insco Limited                                              Bermuda

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* All of the subsidiaries in the above list are wholly owned, either directly or indirectly, by Chevron Corporation. Certain subsidiaries are not listed since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary at December 31, 1998.